SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

USA TRUCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA TRUCK, INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 3, 2006

To the Stockholders of USA Truck, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of USA Truck, Inc. (the “Company”) will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 3, 2006 at 10:00 a.m., local time, for the following purposes:

1.	To elect three (3) Class II directors for a term expiring at the 2009 Annual Meeting.

2.	To consider and vote upon a proposal to amend the Company’s Restated and Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 16,000,000 to 30,000,000.

3.	To consider and act upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.

Only holders of record of the Company’s Common Stock at the close of business on March 9, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 2005 is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.

By Order of the Board of Directors
J. RODNEY MILLS
Secretary

Van Buren, Arkansas

April 4, 2006

YOUR VOTE IS IMPORTANT.

YOU ARE URGED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM WILL BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

USA TRUCK, INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 3, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company” or “USA Truck”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The mailing address of the Company is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 4, 2006.

REVOCABILITY OF PROXY

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to J. Rodney Mills, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of all nominees for director, in favor of the other proposal set forth in the foregoing notice and at the discretion of the persons named as proxies therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 9, 2006 as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting. As of the record date, 11,430,922 shares of Common Stock were outstanding. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

The Company’s bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors.

Delaware law provides that the affirmative vote of a majority of the outstanding shares of stock entitled to vote on the matter is required to approve a charter amendment. Therefore, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company will be required to approve the proposal to increase the number of authorized shares of Common Stock. Any broker non-votes or abstentions with respect to the proposal will therefore effectively count as votes against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each current director of the Company (including the three nominees for election at the Annual Meeting), each executive officer named in the Summary Compensation Table and all directors and executive officers as a group, including the beneficial ownership of Common Stock of the Company as of March 9, 2006 for each individual and the group. The table also lists all stockholders known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, the Company’s only class of voting securities, as of March 9, 2006. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him.

			Common Stock
			Beneficially Owned
Name	Age	Director Since	Number of Shares*		Percent of Class
Directors and Nominees for Director:

Robert M. Powell	71	1986	1,079,400	(1)	9.4%

James B. Speed	72	1988	1,377,893	(2)	12.1%

Jerry D. Orler**	63	1988	208,716	(3)	1.8%

Joe D. Powers	64	2000	12,000	(4)	(5)

Terry A. Elliott**	60	2003	9,250	(6)	(5)

William H. Hanna	44	2005	30,800	(7)	(5)

Richard B. Beauchamp**	53	2006	—		—

Named Executive Officers (Excluding Persons Named Above):

Clifton R. Beckham	34	—	43,401	(8)	(5)

Garry R. Lewis	60	—	53,406	(9)	(5)

Brandon D. Cox	33	—	39,207	(10)	(5)

All Directors and Executive Officers As a Group (12 Persons)			2,879,518	(11)	25.0%

Beneficial Owners of More Than 5% of Outstanding Common Stock (Excluding Persons Named Above):

Wellington Management Company, LLP			1,012,700	(12)	8.9%

GAM Holding AG			646,600	(13)	5.7%

Wasatch Advisors, Inc.			635,712	(14)	5.6%

*	All fractional shares (which were acquired through participation in the Company’s Employee Stock Purchase Plan) have been rounded down to the nearest whole share.
**	Current nominees for re-election as a director. Mr. Beauchamp was first elected to our Board of Directors on February 8, 2006, to fill a vacancy resulting from the death of another director. Mr. Beauchamp’s current term expires at the 2006 Annual Meeting.
(1)	The amount shown includes (a) 10,000 shares of Common Stock held by Mr. Powell’s wife (of which Mr. Powell disclaims beneficial ownership) and (b) 21,700 shares of Common Stock Mr. Powell has the right to acquire pursuant to presently exercisable options.
(2)	The amount shown includes (a) 138,726 shares of Common Stock held by Mr. Speed’s wife (of which Mr. Speed disclaims beneficial ownership), (b) 5,757 shares of Common Stock held in a trust for the benefit of Mr. Speed’s minor child (of which Mr. Speed disclaims beneficial ownership) and (c) 2,500 shares of Common Stock Mr. Speed has the right to acquire pursuant to presently exercisable options.

(3)	The amount shown includes 24,700 shares of Common Stock Mr. Orler has the right to acquire pursuant to presently exercisable options.
(4)	The amount shown includes 2,500 shares of Common Stock Mr. Powers has the right to acquire pursuant to presently exercisable options.
(5)	The amount represents less than 1% of the outstanding shares of Common Stock.
(6)	The amount shown includes 5,500 shares of Common Stock Mr. Elliott has the right to acquire pursuant to presently exercisable options.
(7)	Mr. Hanna has shared voting and dispositive power with respect to 29,300 of the 30,800 shares that he beneficially owns. Of those 29,300 shares (a) 12,300 shares are held of record by Hanna Family Investments LP and (b) 17,000 shares are held of record by Hanna Oil and Gas Company. Mr. Hanna has the right to acquire the remaining 1,500 shares of Common Stock pursuant to presently exercisable options.
(8)	The amount shown includes 14,900 shares of Common Stock Mr. Beckham has the right to acquire pursuant to presently exercisable options.
(9)	The amount shown includes 16,300 shares of Common Stock Mr. Lewis has the right to acquire pursuant to presently exercisable options.
(10)	The amount shown includes 12,600 shares of Common Stock Mr. Cox has the right to acquire pursuant to presently exercisable options.
(11)	The amount shown includes 102,200 shares of Common Stock that the members of the identified group have the right to acquire pursuant to presently exercisable options.
(12)	This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, which indicates that Wellington Management Company, LLP, an investment adviser, has shared voting power with respect to 606,600 of the shares, sole voting power with respect to no shares and shared dispositive power with respect to all 1,012,700 shares indicated as being beneficially owned by it.
(13)	This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, which indicates that GAM Holding AG, a parent holding company or control person filing pursuant to Rule 13d-1(c), has shared voting and dispositive power with respect to all 646,600 shares indicated as being beneficially owned by it.
(14)	This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, which indicates that Wasatch Advisors, Inc., an investment adviser, has sole voting and dispositive power with respect to all 635,712 shares indicated as being beneficially owned by it.

The address of Mr. Powell and Mr. Speed is 3200 Industrial Park Road, Van Buren, Arkansas 72956. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address of GAM Holding AG is Klaustrasse 10, 8008 Zurich, Switzerland. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Restated and Amended Certificate of Incorporation of the Company provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. In accordance with the bylaws, the number of directors constituting the entire Board has been decreased to seven. The Board of Directors presently consists of seven persons.

The current term of office of the three Class II directors will expire at the 2006 Annual Meeting and those directors have been nominated for re-election at the meeting for a term expiring at the 2009 Annual Meeting:

Class II

Term Expiring 2009

Jerry D. Orler

Terry A. Elliott

Richard B. Beauchamp

Proxies may not be voted at the 2006 Annual Meeting for more than three nominees for election as directors. Each of the nominees has consented to serve if elected and, if elected, will serve until the 2009 Annual Meeting and until his successor is duly elected and qualified.

Class III and Class I directors are currently serving terms expiring in 2007 and 2008, respectively. The Class III directors are Robert M. Powell and James B. Speed and Class I directors are Joe D. Powers and William H. Hanna .

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed. It is expected that the nominees will be available for election, but if for any unforeseen reason any such nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating Committee.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. The Board of Directors recommends that the stockholders vote FOR the election of all three of the nominees named above.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Biographical Information

Robert M. Powell. Mr. Powell has served as Chairman of the Board since 2000, Chief Executive Officer of the Company since 1988 and as a director since 1986. He served as President from 1988 to 2002. Prior to his employment by us, Mr. Powell was employed by ABF Freight System, Inc., a national trucking company and a subsidiary of Arkansas Best Corporation, for 28 years.

James B. Speed. Mr. Speed has served as a director of the Company since 1988. Mr. Speed served as Chairman of the Board from 1988 until he retired from that position in 2000. Prior to his employment by us, Mr. Speed was employed by ABF Freight for more than 20 years.

Jerry D. Orler. Mr. Orler has served as a director of the Company since 1988 and as President since 2002. He served as Vice President, Finance and Chief Financial Officer from 1989 to 2002. He also served as Secretary from 1992 to 2001 and as Treasurer from 1988 to 1993. Prior to his employment by us, Mr. Orler was employed by Arkansas Best Corporation and its subsidiaries for 24 years. Mr. Orler is a Certified Public Accountant and an advisory director of BancorpSouth of Fort Smith, Arkansas.

Joe D. Powers. Mr. Powers has served as a director of the Company since 2000. He is a retired Chairman and CEO of First American Corp’s Deposit Guaranty National Bank of Fort Smith, formerly Merchants Bank, and served as Chairman of the Advisory Board of Regions Bank of Fort Smith, Arkansas from 2000 to 2005.

Terry A. Elliott. Mr. Elliott has served as a director of the Company since 2003. Mr. Elliott has chaired the Company’s Audit Committee since 2003 and qualifies as the Company’s audit committee financial expert. He has been Chief Financial Officer of Safe Foods Corporation, a food safety company in North Little Rock, Arkansas, since 2000 and served as a director of Safe Foods from 2000 to 2003. Mr. Elliott also was a director of Superior Financial Corporation (the holding company for Superior Federal Bank, F.S.B.) and a member of its Audit Committee from February 2003 until Superior was sold to Arvest Holdings, Inc. in August 2003. From 1996 to 2000, Mr. Elliott served as the Chief Financial Officer for two unrelated private start-up businesses. Mr. Elliott is a Certified Public Accountant licensed in the states of Texas and Arkansas.

William H. Hanna. Mr. Hanna has served as a director of the Company since 2005. Mr. Hanna has been President of Hanna Oil and Gas Company since 2000. He has worked in the oil and gas industry since 1983. Mr. Hanna is also a director of First National Bank of Fort Smith, Arkansas.

Richard B. Beauchamp. Mr. Beauchamp has served as a director of the Company since February 2006, when he was elected by the Board of Directors to fill a vacancy resulting from the death of former director Roland S. Boreham, Jr. Mr. Beauchamp is a Certified Public Accountant and has been a General Partner of Norris Taylor & Company, CPA’s, an accounting firm in Fort Smith, Arkansas, since 1980. He has worked in the accounting profession since 1975. Mr. Beauchamp is also a director of Weldon, Williams & Lick, Inc., a specialty printing company, the University of Arkansas Fort Smith Foundation and the University of Arkansas Fort Smith Family Enterprise Center, and he serves on the boards of several community and civic organizations.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

Board Meetings and Committees

In 2005, the Board held four regular meetings and three special meetings. The Board has a standing Executive Compensation Committee, Audit Committee, Nominating Committee, Non-employee Director Stock Option Committee and Employee Stock Option Committee. Each member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he served. The Board has determined that all of the directors, with the exception of Robert M. Powell, James B. Speed and Jerry D. Orler, are independent directors, as defined by Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards. The independent directors met in executive session, without management directors or other representatives of management present, in connection with each regular meeting of the Board.

Executive Compensation Committee

The purpose of the Executive Compensation Committee is to recommend to the Board matters pertaining to compensation of the Company’s executive officers and contributions to the Company’s 401(k) Investment Plan. The Executive Compensation Committee is also responsible for administering the grants of options and other awards to employees under the 2004 Equity Incentive Plan. The Executive Compensation Committee has delegated to the Employee Stock Option Committee the responsibility for administering the grants of options and other awards to employees other than executive officers. The Executive Compensation Committee met two times in person and one time via conference call during 2005. In 2005, the Executive Compensation Committee was composed of Joe D. Powers (Chairman), Roland S. Boreham, Jr. and William H. Hanna. Current members are Joe D. Powers (Chairman), William H. Hanna and Richard B. Beauchamp. See “Executive Compensation—Report of Compensation Committee on Annual Compensation.”

Audit Committee

The Audit Committee has primary responsibility for assisting and directing the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes. The Audit Committee’s responsibilities include:

•	Monitoring the Company’s financial reporting processes and systems of internal controls regarding finance and accounting;

•	Monitoring the independence and performance of the Company’s independent registered public accounting firm, and managing the relationship between the Company and its independent registered public accounting firm; and

•	Providing an avenue of communication among the Board, the independent registered public accounting firm and management of the Company.

In fulfilling its responsibilities, the Audit Committee meets with representatives of the Company’s independent registered public accounting firm to review their findings during the conduct of the annual audit and to discuss recommendations with respect to the Company’s internal control policies and procedures. The Audit Committee also reviews quarterly financial and operating results of the Company through meetings and conference calls with management, the independent registered public accounting firm and securities counsel of the Company. The Audit Committee has exclusive power to engage, terminate and set the compensation of the Company’s independent registered public accounting firm. The Audit Committee also evaluates and makes recommendations to the full Board of Directors with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually. The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail, a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page.

The Audit Committee met four times in person and eight times via conference call during 2005. In 2005, the Audit Committee was composed of Terry A. Elliott (Chairman), Joe D. Powers and Roland S. Boreham, Jr. Current members are Terry A. Elliott (Chairman), Joe D. Powers and Richard B. Beauchamp. The Board has determined that Terry A. Elliott is the audit committee financial expert, as defined in Item 401(h)(2) of Regulation S-K under the Exchange Act, is independent, as defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act, and meets the financial sophistication requirements set forth in Rule 4350(d)(2)(A) of The Nasdaq Stock Market’s listing standards.

All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards. See “Independent Registered Public Accounting Firm—Report of Audit Committee.”

Nominating Committee

The Nominating Committee is composed of all Board members. The Board met in its capacity as the Nominating Committee once in 2005. In accordance with the Committee’s charter, in order to be considered a Nominating Committee nominee, a person’s (including an incumbent director’s) nomination must be approved by both the vote of a majority of a quorum of the full Committee and the vote of a majority of the directors then serving on the Nominating Committee who are independent directors as defined in Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards. The vote of the independent directors must be taken by unanimous written consent or at a meeting in executive session, without the presence of the other members of the Nominating Committee.

The Nominating Committee’s policy with regard to considering director candidates recommended by stockholders is set forth in detail in the Nominating Committee charter. Any stockholder of the Company who is the record or beneficial owner of at least one percent or one thousand dollars in market value of the shares of stock entitled to be voted at the next annual meeting of the Company, and who has held such shares for at least one year, may recommend to the Nominating Committee for consideration as a director nominee any person who meets certain minimum qualifications, which are described below and are listed in the Nominating Committee charter. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in the Company’s bylaws. The Nominating Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating Committee will have primary authority for identifying persons who meet certain minimum qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board of Directors. The Nominating Committee may delegate this identification function to one or more of its members. In performing this function, the Nominating Committee may rely on such resources as it deems appropriate, including without limitation, recommendations from management of the Company, from incumbent directors, from third parties or from stockholders. In addition, the Nominating Committee may, at the Company’s expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating Committee shall determine to be reasonable and appropriate.

Each nominee must be at least twenty-one years of age at the time of his or her election as a director and must meet such other minimum qualifications as may be set forth from time to time in the Company’s bylaws. In addition to such minimum requirements, each nominee must, unless waived by the Nominating Committee and by the independent directors serving on the Committee, have a bachelor’s degree from an accredited U.S. college or university, or a corresponding degree from a foreign educational institution, have at least ten years of experience in a business or profession (which need not be the truckload or other transportation industry) that, in the opinion of the Nominating Committee, provides the proposed nominee with such experience as will enable him or her to serve as an effective member of the Board of Directors, and have no relationship with the Company or other circumstances that would be likely to create a conflict of interest or otherwise interfere with the exercise by such person of impartial judgment in his or her capacity as a director. Finally, in identifying and selecting persons for consideration as nominees, the Nominating Committee will consider the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market (or such other stock exchange or stock market on which the Company’s securities may be listed or traded from time to time) regarding the composition of the Board of Directors and the qualifications of its members.

The Nominating Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the minimum qualifications, as described above and set forth in the Nominating Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board of Directors. These procedures may include at least one personal interview of the candidate by the Nominating Committee, discussions with qualified representatives of companies or firms by which the candidate is or has previously been employed or on whose boards of directors the candidate is serving or has previously served, or with such other persons as the Nominating Committee deems appropriate to rely upon as references for the candidate, and completion of a questionnaire regarding the candidate’s prior employment and service on boards of directors, criminal convictions or sanctions and other matters deemed appropriate by the Nominating Committee.

Richard B. Beauchamp was first elected to the Company’s Board of Directors on February 8, 2006 to fill the remaining term of director Roland S. Boreham, Jr., who passed away on February 5, 2006. On December 8, 2005, Mr. Boreham had advised the Company that he did not intend to stand for re-election as a director. Following the announcement of Mr. Boreham’s intentions, the Nominating Committee began a search for a prospective nominee, and it was originally intended that any nominee whose nomination was approved by the Nominating Committee would stand for election at the expiration of Mr. Boreham’s term at the 2006 Annual Meeting. Following completion of that search process, Mr. Beauchamp’s nomination for election to the Board of Directors was approved by the Nominating Committee, and by the independent directors serving on the Committee, on January 25, 2006, in compliance with the Nominating Committee charter. Mr. Beauchamp was recommended for nomination by James B. Speed and endorsed by those independent directors and members of the Company’s management who have known Mr. Beauchamp for a number of years and who are familiar with his business experience and qualifications. Mr. Beauchamp was not nominated or elected pursuant to any arrangement or understanding between Mr. Beauchamp and the Company or between the Company and any other person or entity.

The Company’s Nominating Committee charter is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page.

Nonemployee Directors Stock Option Committee

The Nonemployee Directors Stock Option Committee, which met once in 2005, is currently, and was throughout 2005, composed of Robert M. Powell (Chairman) and Jerry D. Orler. The Committee is responsible for administering the grants of stock options and other awards to nonemployee directors under the 2004 Equity Incentive Plan. The Nonemployee Directors Stock Option Committee also has the responsibility for administering the Company’s 1997 Nonqualified Stock Option Plan for Nonemployee Directors. Although the term of that plan has not expired, no shares remain available for grant thereunder. However, some options remain outstanding under the plan, and this Committee has continuing authority with respect to such outstanding options, including, for example, addressing any questions of interpretation that may arise.

Employee Stock Option Committee

The Employee Stock Option Committee was composed of Roland S. Boreham, Jr. (Chairman) and William H. Hanna during 2005 and has the responsibility for administering the Company’s Employee Stock Option Plan. The term of the Employee Stock Option Plan expired in 2002, and no new options may be granted thereunder. However, some options remain outstanding under the plan, and this Committee has continuing authority with respect to such outstanding options, including, for example, addressing any questions of interpretation that may arise. This Committee also has responsibility, by delegation from the Executive Compensation Committee, for administering the grants of options and other awards under the 2004 Equity Incentive Plan to employees other than executive officers. The Employee Stock Option Committee met once via conference call during 2005. Joe D. Powers was elected to the Committee and appointed Chairman on January 25, 2006. Joe D. Powers, William H. Hanna and Richard B. Beauchamp are the current members of this Committee.

PROPOSAL TWO: TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

The stockholders are being asked to approve an amendment to the first paragraph of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) that would increase the number of authorized shares of Common Stock, par value $.01 per share, from 16,000,000 to 30,000,000. The amendment, as approved and authorized by the Board of Directors on January 25, 2006, would read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirty-One Million (31,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock, having a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, having a par value of $.01 per share.

The additional shares of Common Stock for which authorization is sought would have the same rights and privileges as currently authorized shares of Common Stock. No change is proposed to the number of authorized shares of Preferred Stock.

Such additional authorized shares of Common Stock would be available for issuance without further action by the stockholders, except as otherwise required by applicable law, regulatory agencies, or the rules of The Nasdaq Stock Market. Under the current rules of The Nasdaq Stock Market, stockholders must approve certain significant issuances of stock, including the establishment of certain stock option or purchase plans, issuances resulting in a change of control, issuances in connection with the acquisition of the stock or assets of another company resulting in a 5% or more increase in the Company’s outstanding shares or voting power, and the sale of stock equal to 20% or more of the Company’s outstanding shares or voting power at a discount from market prices. Therefore, even if stockholders approve the proposed amendment, the Board of Directors will not be able to cause the Company to issue shares of Common Stock in any of the circumstances specified in the rules of The Nasdaq Stock Market without obtaining further approval from the stockholders. The types of transactions that would not require further stockholder approval would include, for example, stock splits, stock dividends and public or private offerings of stock that do not exceed the thresholds established by Nasdaq rules.

Reasons for the Proposal

Of the 16,000,000 currently authorized shares of Common Stock, 12,494,972 shares were issued and outstanding or reserved for issuance under the Company’s equity compensation plans or outstanding equity awards and only 3,505,028 shares were unissued (or held in treasury) and unreserved on March 9, 2006. The Board of Directors believes it is desirable that there be a more substantial number of authorized but unissued shares of Common Stock in order to provide the Company with the flexibility to issue shares for appropriate corporate purposes without the delay and expense of further stockholder action each time the Board determines that the issuance of shares of Common Stock would be in the Company’s best interest. Such purposes may include stock splits, stock dividends, financings and acquisitions. While the Board of Directors currently has no specific arrangements or understandings, either written or oral, to issue any of the additional shares of Common Stock, the Board has had preliminary discussions about a possible stock split or stock dividend that would increase the number of outstanding shares of Common Stock. The Board has not made a decision to proceed with a stock split or stock dividend at this time, and it is anticipated that the Board will have further discussions on the question at its first meeting following the Annual Meeting of stockholders. Any such decision would be contingent upon the approval of the proposed amendment and other factors, including the Company’s stock price and market conditions.

Effect

The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for an anti-takeover purpose is possible. The authorized shares could be used to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock. The Company’s Charter currently contains provisions that also could be deemed to have an anti-takeover effect, including provisions that classify the Board of Directors, establish supermajority approval requirements for mergers and certain other significant corporate transactions and for actions by written consent, and prevent the removal of directors without cause. The Board’s ability to authorize the issuance of shares of Preferred Stock having such rights, preferences and powers as the Board may determine could also be used for an anti-takeover purpose.

The increase in authorized shares of Common Stock pursuant to this proposal would have no dilutive effect upon the proportionate ownership or voting power of the Company’s present stockholders. However, holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock. Accordingly, to the extent that shares are subsequently issued to persons other than the Company’s current stockholders or in proportions other than the proportion that presently exists, the issuance of the additional shares of Common Stock could have a substantial dilutive effect on the Company’s current stockholders.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of Common Stock authorized to vote on this proposal is required for adoption of the proposed amendment to the first paragraph of Article Fourth of the

Company’s Charter. If approved by the stockholders, the increase in the number of authorized shares of Common Stock will become effective upon the filing with the Secretary of State of the State of Delaware of an amendment to the Charter setting forth the proposed amendment to Article Fourth.

In accordance with Delaware law, the Board of Directors has reserved the right not to implement the proposed amendment to Article Fourth, notwithstanding the approval of the amendment by stockholders at the Annual Meeting, if the Board determines that it is advisable and in the Company’s best interest not to proceed with the proposed amendment.

The Board of Directors unanimously recommends that you vote “FOR” the proposed amendment to the Charter.

EXECUTIVE OFFICERS

The executive officers of the Company are Robert M. Powell, Jerry D. Orler, Clifton R. Beckham, Garry R. Lewis, Brandon D. Cox, Michael E. Brown and Michael R. Weindel, Jr. Biographical information for Mr. Powell and Mr. Orler is set forth under the heading “Additional Information Regarding the Board of Directors—Biographical Information” above.

Clifton R. Beckham. Mr. Beckham, 34, has served as Senior Vice President, Finance since 2003 and Chief Financial Officer since 2002. He served as Secretary from 2001 to 2005, as Vice President, Finance from 2002 to 2003, as Treasurer from 2001 to 2002, as Controller from 1999 to 2001 and as Chief Accountant from 1996 to 1999. Mr. Beckham, a Certified Public Accountant, has worked for the Company since 1994.

Garry R. Lewis. Mr. Lewis, 60, has served as Senior Vice President, Operations since 2003. He served as Vice President, Operations from 2002 to 2003 and as Director of Operations from 1986 to 2002. Prior to his employment by us, Mr. Lewis was employed by ABF Freight System, Inc. and its various subsidiaries for thirteen years.

Brandon D. Cox. Mr. Cox, 33, has served as Senior Vice President, Marketing since 2003. He served as Vice President, Sales and Marketing from 2002 to 2003, as Director of Operations from February 2002 to May 2002 and as Manager of Special Projects in the operations department from 1998 to 2002. Mr. Cox has worked for the Company since 1994.

Michael E. Brown. Mr. Brown, 39, has served as Vice President, Maintenance since November 2003. He served as Director, Maintenance from January 2003 to November 2003. During 2002, he worked for Wal-Mart Stores, Inc. as a Regional Maintenance Manager in its private trucking fleet. Prior to working at Wal-Mart, he worked for USA Truck from 1992 through 2001 in a variety of positions in the maintenance, operations and risk management departments.

Michael R. Weindel, Jr. Mr. Weindel, 37, has served as Vice President, Human Resources, Recruiting and Training since January 2005. He served as Director, Human Resources, Recruiting and Training from 2003 to 2005, as Director of Purchasing from 2002 to 2003 and as Director of Human Resources from 1997 to 2002. Mr. Weindel has worked for the Company since 1991.

All executive officers of the Company are elected annually by the Board of Directors to serve until the next annual meeting of the Board and until their respective successors are chosen and qualified.

EXECUTIVE COMPENSATION

Report of Executive Compensation Committee on Annual Compensation

The following paragraphs constitute the report of the Executive Compensation Committee of the Board of Directors (the “Committee”) on executive compensation policies for fiscal year 2005. In accordance with Securities and Exchange Commission (the “Commission”) rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

The Committee administers the compensation program for executive officers and makes all related decisions, including decisions pertaining to the grant of options.

The principal elements of the compensation program for executive officers are base salary, performance-based annual incentives, performance-based restricted stock awards and options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company, to accumulate a long-term equity ownership interest in the company and to reward them for their contributions to the Company’s success. The program is also designed to retain the Company’s key executives, each of whom plays an important role in enabling the Company to maintain its commitment to premium service to its customers and its high standards of efficiency, productivity and safety. For a summary of 2005 compensation to the Company’s named executive officers, see the Summary Compensation Table under the heading “Executive Compensation Tables” below.

Annual salaries for the Company’s executive officers, including the CEO, are generally reviewed in October of each year based on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company’s current performance and, to a lesser extent, the Company’s overall historical performance, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee’s subjective analysis of the factors contributing to the Company’s long-term success and of the executives’ individual contributions to such success.

Cash incentive payments based on the Company’s performance may be paid to the executive officers under the Company’s Executive Profit-Sharing Incentive Plan. Under this plan, 5% of the Company’s pre-tax income is set aside annually as an incentive pool for potential distribution at the end of the fiscal year to all executive officers. If the Company achieves a full-year combined internal operating ratio, determined in accordance with the plan, of 95% or less, the incentive pool is distributed at the end of the fiscal year to the executive officers, pro rata in proportion to their total base salaries. However, the amount of the incentive bonus payable to each executive officer is limited to a percentage of his total base salary, which is determined annually, within certain ranges, by the Executive Compensation Committee based on the executive officer’s position in the Company. Whether the executive officers’ total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company’s performance. For 2005, pre-tax profit increased by approximately 102% from 2004 and the performance-based incentive bonuses represented approximately 56% of total base salary and bonus earned by the executive officers.

Restricted stock awards that vest on the basis of the Company’s performance may be granted to certain executive officers of the Company under the Company’s 2003 Restricted Stock Award Plan. Five executive officers currently hold restricted stock awards, including three named executive officers who hold awards granted to them in August 2003. These awards vest in five increments. Each increment vests only if the holding period requirement has been met and the performance target for each increment, which is based on improvements in the Company’s retained earnings, has been achieved. The performance target for the period ending December 31, 2005 was fully achieved, and the second increment of each of the 2003 awards, in the amount of 5,000 shares, vested March 1, 2006. Any shares that do not vest in future periods will be forfeited.

Options may be granted to executive officers under the Company’s 2004 Equity Incentive Plan. Six executive officers, including the CEO, currently hold incentive stock options granted to them in October 2000 under the Company’s prior option plan. These options vest in three increments, and each increment will be exercisable for a period of three years after vesting. The option granted to the CEO in October 2000 has an exercise price equal to 110% of the fair market value of our Common Stock on the grant date and vests in three annual increments beginning in October 2002, and each increment will be exercisable until January 2007. Five executive officers, including the CEO, also currently hold incentive stock options granted to them in January 2002. These options, other than the one held by the CEO, vest in three increments, and each increment will be exercisable for a period of three years after vesting. The option granted to the CEO in January 2002 has an exercise price equal to 110% of the fair market value of our Common Stock on the grant date and vests in three annual increments beginning in January 2004, and each increment will be exercisable until January 2007. Seven of the executive officers, including the CEO, also currently hold incentive stock options granted to them in May 2004, and one executive officer holds an incentive stock option granted to him in July 2004. These options, other than the one held by the CEO, vest in five increments, and each increment will be exercisable for a period of two years. The 20,000-share option granted to the CEO in May 2004 has an exercise price equal to 110% of the fair market value of our Common Stock on the grant date and vests in four increments, and each increment will be exercisable for a period of one year. Two of the executive officers also currently hold incentive stock options granted to them in April 2005. These options vest in seven increments, and each increment will be exercisable for a period of two years after vesting. All of these options were granted with exercise prices greater than or equal to the market value of the Company’s Common Stock at the time of grant.

The Committee believes that the compensation plans described above will reward executive officers for their contributions to the Company’s success and provide incentives to them to continue performing services for the Company to the best of their abilities. It further believes that the extended vesting schedules of awards under the 2003 Restricted Stock Award Plan and options granted under the 2004 Equity Incentive Plan and prior plans as well as the limited exercise periods of the options will encourage executive officers not only to remain with the Company but also to seek to enhance the value of the Company’s stock through improvements in the Company’s performance and to sustain such improvements throughout the terms of the restricted stock awards and options.

Additional elements of the executive officers’ compensation, which are not performance-based, include matching contributions by the Company under the Company’s 401(k) plan and life insurance premiums paid by the Company on behalf of the executives. Each of the executive officers also is provided the use of a Company-owned automobile, which he can use for both business and personal purposes. The incremental cost to the Company of providing the automobiles did not exceed 10% of the total annual salary and bonus paid to any of the named executive officers and is therefore not disclosed as a perquisite in the Summary Compensation Table. The Company does not have written employment agreements with its CEO or any of its other executive officers, nor are there any agreements, plans or arrangements that provide for any payments upon the termination of employment of any executive officer or upon a change in control of the Company.

The CEO’s salary and any equity incentive awards are determined based on the factors and analysis described above. Specific factors considered by the Committee in establishing the CEO’s salary and option grant during 2005 include his current responsibilities with the Company, certain key performance ratios and his continuing contributions to the successful expansion of the Company’s operations and its financial growth over recent periods. The Committee determined it prudent to increase the CEO’s salary and to grant him an option in 2005 based, in part, on the progress the Company has made to improve its operating performance over the last several years. The cash bonus amount received by the CEO for 2005, as indicated in the Summary Compensation Table below, was paid to him pursuant to the terms of the Company’s Executive Profit-Sharing Incentive Plan. The total cost to the Company of providing a Company-owned automobile to the CEO for his use during 2005 was $3,321. The Company does not make any determination as to the percentages of his use of the automobile attributable to business purposes and to personal purposes. The Committee believes that the CEO’s 2005 total compensation reflects a fair level of compensation given the duties and responsibilities of his office and the Company’s current level of profitability.

The Committee believes that the information disclosed under the heading “Executive Compensation Tables” below reflects all material items of total compensation paid to the CEO and the other named executive officers. Certain alternative measures of value are not included within that disclosure, including information regarding the grant date fair values of options granted during the year and any unrealized appreciation in the value of shares underlying previously granted options held by the CEO or the other officers. As disclosed under the heading “Certain Transactions” below, the Company purchases aircraft charter service from a company owned by the CEO, in a transaction unanimously approved by the Board, with the CEO abstaining, and reviewed annually by the Audit Committee and the Board. The Audit Committee and the Board have determined that the rates paid for those services are reasonable and no less favorable than the Company could obtain from an unrelated third party. In 2005, the total amount paid by the Company under this agreement was $63,756. The Committee is not aware of what portion, if any, of this amount represented a net profit to the CEO under that agreement, and the Committee does not consider such amount to be an element of the CEO’s compensation.

By the Members of the Executive Compensation Committee:
Joe D. Powers (Chairman)
William H. Hanna

The preceding report has been provided by the directors who served on the Executive Compensation Committee when decisions regarding 2005 compensation were made, other than Roland S. Boreham, Jr., who passed away on February 5, 2006.

Executive Compensation Tables

The following table sets forth certain information with respect to annual and long-term compensation paid or awarded to the Company’s CEO and the four other most highly compensated persons who were serving as executive officers on December 31, 2005, collectively, the “named executive officers,” for or with respect to the three fiscal years ended December 31, 2005.

Summary Compensation Table
				Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($) (2)	Securities Underlying Options (#)	All Other Compensation ($) (3)
Robert M. Powell, Chairman of the Board and CEO	2005	202,596	365,624	—	—	4,200
	2004	202,596	177,769	—	20,000	4,100
	2003	186,084	—	—	—	3,739

Jerry D. Orler, President	2005	164,716	298,733	—	—	5,200
	2004	157,500	138,880	—	20,000	5,100
	2003	145,371	—	—	—	3,940

Clifton R. Beckham, Sr. Vice President, Finance and CFO	2005	106,466	193,094	—	—	5,200
	2004	102,000	89,943	—	8,000	4,749
	2003	96,000	—	267,750	—	3,015

Garry R. Lewis, Sr. Vice President, Operations	2005	119,100	216,003	—	—	5,200
	2004	115,500	101,847	—	18,000	5,100
	2003	111,000	—	267,750	—	3,119

Brandon D. Cox, Sr. Vice President, Marketing	2005	105,999	190,434	—	—	3,910
	2004	102,966	89,943	—	14,000	3,747
	2003	79,896	—	267,750	—	1,658

(1)	Represents cash incentives earned by the executive officers pursuant to the Company’s Executive Profit-Sharing Incentive Plan for services rendered in the years indicated.
(2)	The dollar value of the restricted stock awards is estimated solely for purposes of this table based upon the award of 25,000 shares of restricted stock to each of Messrs. Beckham, Lewis and Cox on August 22, 2003, and the closing price ($10.71 per share) of the Company’s Common Stock on The Nasdaq Stock Market on the date of the award. The first increment of each award, in the amount of 5,000 shares, vested on March 1, 2005. Each of Messrs. Beckham, Lewis and Cox held 20,000 shares of restricted stock as of December 31, 2005, the dollar value of which, in each case, was $582,600 as estimated solely for purposes of this table based upon the closing price ($29.13 per share) of the Company’s Common Stock on The Nasdaq Stock Market on December 31, 2005. Each award vests in five equal annual increments on March 1 of each year beginning in 2005 and ending in 2009, subject to the achievement by the Company of performance goals based on year-over-year increases in retained earnings. The performance goal for the period ending December 31, 2005, was fully achieved, and the second increment, in the amount of 5,000 shares, of each award vested on March 1, 2006. Any shares that do not vest in future periods will be forfeited. The ultimate value of the awards depends on a number of factors, including whether the performance goals are achieved and the restricted shares vest or are forfeited. Dividends, if any, will be paid on all restricted shares at the same rate as dividends received by all stockholders, except that the Board may decide that any such dividends will be held in escrow and subject to the same risk of forfeiture as the restricted shares on which they are paid.
(3)	The amounts shown for 2005 represent matching contributions under the Company’s 401(k) Plan for the benefit of Mr. Powell ($4,200), Mr. Orler ($4,200), Mr. Beckham ($4,200), Mr. Lewis ($4,200) and Mr. Cox ($3,910), and the dollar value of life insurance premiums paid by the Company in 2005 for the benefit of Mr. Orler ($1,000), Mr. Beckham ($1,000) and Mr. Lewis ($1,000).

Stock Option Grants

There were no stock options or stock appreciation rights granted to any named executive officers during 2005.

Stock Option Exercises and Year-end Values

Aggregated Option Exercises in

Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/Unexercisable ($) (2)
Robert M. Powell	5,000	70,150	19,800 /16,900	397,316 / 277,708
Jerry D. Orler	5,000	96,200	18,800 /17,900	395,944 / 314,917
Clifton R. Beckham	1,000	19,240	10,800 / 9,900	198,252 / 172,629
Garry R. Lewis	2,600	51,870	12,800 /16,300	253,836 / 277,141
Brandon D. Cox	1,000	19,160	8,200 /12,800	154,730 / 225,040

(1)	Market value of the Common Stock on the exercise date less the exercise price, multiplied by the number of shares acquired upon exercise.
(2)	Market value of the Common Stock at December 31, 2005 ($29.13) less the option exercise price, multiplied by the number of shares.

Comparison of Return on Equity

The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in USA Truck Common Stock, the Dow Jones Equity Market Index, and the Dow Jones Trucking Index on December 31, 2000. The graph is based on an initial investment in USA Truck Common Stock at $5.50 per share, the closing sale price of the Common Stock on such date.

Comparison of Annual Cumulative Total Return

Among USA Truck, Inc., Dow Jones Equity Market Index & Dow Jones Trucking Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
USA Truck, Inc.	100	199	128	180	309	530
Dow Jones Equity Market Index	100	322	251	328	367	391
Dow Jones Trucking Index	100	163	176	221	322	352

COMPENSATION OF DIRECTORS

The Company pays each director who is not an employee of the Company a fee of $1,500 per quarter, plus $1,000 per quarter for members of the Audit Committee, and reimburses all directors for reasonable expenses they may incur attending Board or committee meetings. The Audit Committee Chairman receives an additional $1,000 per quarter.

The 2004 Equity Incentive Plan (the “Plan”) permits awards of incentive stock options, nonqualified stock options, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Common Stock. Individuals to whom awards may be granted include any employee, officer or director of the Company or of any entity that is directly or indirectly controlled by the Company. No individual may receive in any one calendar year awards amounting to more than 30,000 shares of the Company’s Common Stock. The Committee may grant stock options to individuals either in the form of incentive stock options or nonqualified stock options, except that incentive stock options may not be granted to nonemployee directors. The exercise price of any shares subject to a stock option may be no less than 100% of the fair market value of the shares for the date the stock option is granted, or 110% of such fair market value for an incentive stock option granted to a participant who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or one of its parent or subsidiary corporations. The Plan is administered by the Executive Compensation Committee of the Board of Directors. However, with respect to participants who are nonemployee directors, the Plan is administered by the Nonemployee Director Stock Option Committee of the Board. The Board or the Executive Compensation Committee may delegate the administration of the Plan, subject to certain limitations.

On January 26, 2005 options were granted under the Plan to nonemployee directors, Terry A. Elliott and William H. Hanna. The options granted to Mr. Elliott will vest with respect to 750 shares on January 26, 2006, 750 shares on January 26, 2007, 750 shares on January 26, 2008 and 750 shares on January 26, 2009. The options granted to Mr. Hanna will vest with respect to 1,500 shares on January 26, 2006, 1,500 shares on January 26, 2007, 1,500 shares on January 26, 2008 and 1,500 shares on January 26, 2009. The exercise period for each such increment will be one year from the vesting date and each has an exercise price of $16.08 per share, which is equal to the market price of the Common Stock on the grant date. The expiration date of each option is January 26, 2010.

Compensation Committee Interlocks and Insider Participation

Throughout 2005, the members of the Executive Compensation Committee of the Board of Directors were Joe D. Powers (Chairman), Roland S. Boreham, Jr. and William H. Hanna. Mr. Boreham passed away February 5, 2006. The current members of the Executive Compensation Committee are Joe D. Powers (Chairman), William H. Hanna and Richard B. Beauchamp.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm utilized by us during fiscal year 2005 was Ernst & Young LLP. Ernst &Young LLP was engaged in that capacity from fiscal year 1989 until its dismissal in March 2006. On March 15, 2006, our Audit Committee engaged Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2006. Representatives of Grant Thornton LLP and Ernst & Young LLP are expected to be present at the 2006 Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K filed with the SEC on March 17, 2006, our Audit Committee dismissed Ernst & Young LLP as our independent registered public accounting firm, effective March 14, 2006.

The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company and its subsidiary as of and for the years ended December 31, 2005 and 2004, and on management’s assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Ernst & Young LLP’s dismissal, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no “reportable events” as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K of the Securities and Exchange Commission’s (“SEC”) rules and regulations.

We have provided Ernst & Young LLP with a copy of the foregoing statements. A copy of Ernst & Young LLP’s letter to the SEC, dated March 17, 2006, regarding its agreement with the foregoing statements, as set forth in our Current Report on Form 8-K filed with the SEC on March 17, 2006, was filed as Exhibit 16.1 to that report.

As previously reported in our Current Report on Form 8-K filed with the SEC on March 17, 2006, our Audit Committee engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, effective March 15, 2006. Among other reasons, the Audit Committee selected Grant Thornton LLP because of its expertise and knowledge serving public truckload companies. During our two most recent fiscal years ended December 31, 2005 and December 31, 2004, and the subsequent interim period through the date of our engagement of Grant Thornton LLP on March 15, 2006, neither we nor anyone on our behalf consulted with Grant Thornton LLP regarding any accounting or auditing issues involving the Company, including any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during 2005 and 2004.

	2005	2004
Audit Fees (a)	$470,851	$115,210

Other Fees:
Audit-related Fees (b) 7	—	16,744
Tax Fees (c)	—	2,800
All Other Fees	2,500	—

(a)	Fees and expenses for (i) the integrated audit of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K and internal control over financial reporting; (ii) the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents. Of this amount, $266,151 was paid to Ernst & Young LLP in 2005, $151,200 has been paid in 2006 and the remaining $53,500 will be paid in 2006.
(b)	Fees and expenses paid to Ernst & Young LLP for audit-related services including accounting consultation.
(c)	Fees and expenses paid to Ernst & Young LLP for (i) tax compliance; (ii) tax planning; and (iii) tax advice.

The Audit Committee selects the firm that performs the integrated audit of the Company’s financial statements and internal control over financial reporting, determines the compensation of that firm and pre-approves all services of any type that firm renders to the Company. The Audit Committee has been informed of the types of services Ernst & Young LLP has been rendering to the Company and has determined that, in providing those services, Ernst & Young LLP has maintained its independence as to the Company. The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair their independence. The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor) and tax services. Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period. The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by the Company’s independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee. The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

Report of Audit Committee

The following paragraphs constitute the report of the Audit Committee of the Board of Directors for fiscal year 2005. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the SEC that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s actions are governed by a written charter, which has been adopted by the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) and meet the independence and other requirements of Rule 4350(d)(2) of The Nasdaq Stock Market’s listing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as well as the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings in person and eight via conference call during fiscal year 2005.

In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for 2006.

By the Members of the Audit Committee:
Terry A. Elliott (Chairman)
Joe D. Powers
Richard B. Beauchamp

The preceding report has been provided by the current members of the Audit Committee. Roland S. Boreham, Jr. served as a member of the Audit Committee, together with Mr. Elliott and Mr. Powers, throughout 2005 and until his death on February 5, 2006. Mr. Beauchamp has served on the Audit Committee since February 8, 2006 and participated in the decisions of the Committee relating to its recommendation that the audited financial statements be included in the 2005 Annual Report and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2006 and the related dismissal of Ernst & Young LLP.

CORPORATE GOVERNANCE AND RELATED MATTERS

USA Truck is committed to conducting its business in accordance with the highest ethical standards. As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all affiliates and employees of the Company, a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page. In addition, any amendments to, or waivers of, any provision of the Code of Ethics that apply to the Company’s principal executive, financial, and accounting officers, or persons performing similar functions, will be posted at that same location on the Company’s website.

The Company adopted a Policy Statement and Procedures for Reporting of Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page. The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The Whistleblower Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Ethics or any laws, rules or regulations without fear of retaliation. The Policy also contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls.

The Company also adopted a Shareholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth the Company’s policy regarding Board members’ attendance at annual meetings of stockholders. This Policy is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page. All members of the Board who were directors at the time of the 2005 Annual Meeting of Stockholders attended that meeting.

CERTAIN TRANSACTIONS

The Company has a long-standing policy of not making loans to officers, directors or affiliates of the Company. The Company’s policy further prohibits entering into leases, equipment purchase agreements or other contracts with officers, directors or affiliates of the Company unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party.

The Company is a party to an agreement with Alpha Delta Aviation, Inc. pursuant to which the Company purchases aircraft charter services for the transportation of employees in connection with Company business. Robert M. Powell, Chairman and CEO of the Company, is the owner of Alpha Delta Aviation, Inc. This transaction was unanimously approved by the Board of Directors, with Mr. Powell abstaining, and is reviewed annually by the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors review, on a regular basis, rates charged for similar services by third parties in the relevant market area and have concluded that the terms of this agreement are no less favorable than the Company could obtain from an unrelated third party. In 2005, the total amount paid by the Company to Alpha Delta Aviation, Inc. under this agreement was $63,756.

SECTION 16(a) COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes that during fiscal 2005, its directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them, except that one report on Form 4 for James B. Speed, Director, relating to one transaction, was inadvertently filed late.

STOCKHOLDER PROPOSALS

The 2007 Annual Meeting of the Company is tentatively scheduled to be held during the first week of May 2007. The bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, stockholder proposals, including proposals nominating persons for election to the Board of Directors of the Company, must be received at the Company’s principal executive offices no later than 120 days prior to the date of the Company’s proxy statement released to stockholders in connection with the annual meeting held in the preceding year. Accordingly, proposals submitted for inclusion in the proxy statement relating to the 2007 Annual Meeting must be received by the Company no later than December 5, 2006. Any such proposal must be set forth in a notice containing certain information specified in the bylaws. The bylaws also provide that, to be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at the annual meeting and must have held such shares for at least one year. If the date of the 2007 Annual Meeting is changed by more than 30 calendar days from the date contemplated by this paragraph, a stockholder proposal must be received by the Company within a reasonable amount of time before the proxy statement for such meeting is sent to stockholders to be considered for inclusion.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors
J. RODNEY MILLS
Secretary

April 4, 2006

Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2005 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to J. Rodney Mills, Secretary of the Company, at the Company’s executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956. The written request must state that as of March 9, 2006 the person making the request was a beneficial owner of shares of the Common Stock of the Company.

					FOR ALL	WITH- HOLD ALL	FOR ALL EXCEPT
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY USA TRUCK, INC.	1.	Election of Three (3) Class II directors for a term of office expiring at the 2009 Annual Meeting of Stockholders	☐	☐	☐

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 3, 2006				Jerry D. Orler Terry A. Elliot Richard B. Beauchamp
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
The undersigned stockholder(s) of USA TRUCK, INC. hereby appoint(s) ROBERT M. POWELL and JERRY D. ORLER, and each or either of them, the true and lawful attorneys-in-fact and proxies for the undersigned, with full power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Stockholders to be held on May 3, 2006, at 10:00 a.m., Central Time, and at any adjournments thereof, for the transaction of the following business:
					For	Against	Abstain
			2.	Increase the number of authorized shares of Common Stock, par value $.01 per share, from 16,000,000 to 30,000,000	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE ABOVE NOMINEES AND FOR THE AMENDMENT OF THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 30,000,000. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
	Please be sure to sign and date this Proxy in the box below.	Date
(Please sign exactly as name(s) appear(s) at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature

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Detach above card, sign, date and mail in postage paid envelope provided.

SECRETARY

USA TRUCK, INC.

3200 Industrial Park Road, Van Buren, Arkansas 72956

PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

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